Exhibit 99.1

Bison Capital Completes Strategic Investment in Cinedigm Corp.

Cinedigm Completes Exchange Transaction with Convertible Senior Note Holders, Retiring $46.3 million of Notes

LOS ANGELES-- Cinedigm Corp. (NASDAQ: CIDM) (the “Company” or “Cinedigm”) today announced that on November 1, 2017, the Company consummated the transactions contemplated by the Stock Purchase Agreement dated June 29, 2017 (the “Stock Purchase Agreement”) between Cinedigm and Bison Entertainment Investment Limited, the wholly owned subsidiary of Bison Capital Holding Company Limited (“Bison Capital”). The Company has sold 20,000,000 shares (the “Shares”) of Cinedigm’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), for an aggregate purchase price of $30,000,000, of which 19,666,667 Shares were sold to Bison and 333,333 Shares were sold to Cinedigm’s Chairman and CEO, Chris McGurk. The Company has also completed an exchange agreement with holders representing approximately 99% by principal amount of the Company’s outstanding 5.5% Convertible Senior Notes due 2035 (the “Notes”) to exchange the outstanding Notes for cash, securities of the Company or a combination thereof (the “Notes Exchange”).

Bison Capital now beneficially owns a majority of the outstanding Class A Common Stock and, effective immediately, has designated Mr. Peixin Xu and Mr. Peng Jin, both Directors of Bison Capital, to join the Company’s Board of Directors.

In addition, Bison Capital has committed to provide the Company with a $10 million loan for working capital purposes within 60 days of today’s closing, and the Company and Bison Capital plan to work together to use the funds to strengthen the long-term growth prospects of the Company.

Bison Capital is a Hong Kong-based investment company with a focus on the media and entertainment, healthcare and financial service industries. Founded by Mr. Peixin Xu in 2014, Bison Capital has made multiple investments in film and TV production, film distribution and entertainment-related mobile Internet services, including Bona Film, Xunlei and Weiying Technologies.

The proceeds from the sale of the Shares will be used to fund the cash portions of the Notes Exchange and to redeem all remaining Notes not subject to the Notes Exchange, as well as for working capital and other general corporate purposes.

“Under the leadership of Peixin Xu, Bison Capital has become a major force in the media and entertainment business in China,” said Chris McGurk, Cinedigm Chairman and CEO. “We believe Bison Capital’s significant investment and potential additional refinancing and debt retirement, along with the numerous strategic opportunities they bring to the table, will be transformative for the Company, solidifying our position as the leading independent content distributor in North America and opening up significant new growth opportunities for our content, OTT channel/services and digital cinema businesses in China, as well as other emerging markets. We are also very pleased to have completed the exchange transaction with the holders of our Convertible Senior Notes who surrendered $46.3 million in Notes, significantly strengthening our balance sheet. In a series of transactions over the last 10 months, we have now retired $63.5 million of Notes in total.”

Regions Securities LLC acted as exclusive financial advisor and Kelley Drye & Warren LLP acted as legal counsel to Cinedigm. Jones Day advised Bison Capital regarding these transactions.

About Cinedigm

Cinedigm powers custom content solutions to the world’s largest retail, media and technology companies. We provide premium feature films and series to digital platforms including iTunes, Netflix, and Amazon, cable and satellite providers including Comcast, Dish Network and DirecTV, and major retailers including Walmart and Target. Leveraging Cinedigm’s unique capabilities, content and technology, the Company has emerged as a leader in the fast-growing over-the-top channel business, with four channels under management that reach hundreds of millions of devices while also providing premium content and service expertise to the entire OTT ecosystem. Learn more about Cinedigm at www.cinedigm.com

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "could," "might," "believes," "seeks," "estimates" or similar expressions. In addition, any statements concerning completion of the transactions described in this document, future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contacts

Cinedigm
Jill Newhouse Calcaterra
310-466-5135
jcalcaterra@cinedigm.com